UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 10, 2014

AmTrust Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On September 10, 2014, AmTrust Financial Services, Inc. (the “Company”) filed a Certificate of Designations (the “Certificate of Designations”) with the Delaware Secretary of State. The Company adopted the Certificate of Designations with respect to its 7.625% Non-Cumulative Preferred Stock, Series C, $0.01 par value per share, with a liquidation preference of $1,000 per share (the “Series C Preferred Stock”) in connection with the pricing of a public offering of depositary shares representing a 1/40th ownership interest in a share of Series C Preferred Stock on September 9, 2014.

For a description of the Certificate of Designations governing the Series C Preferred Stock, reference is made to the information set forth under the heading “Description of the Series C Preferred Stock” in the Company’s Prospectus Supplement, dated September 9, 2014, to the Prospectus, dated November 5, 2013, which constitutes a part of the Company’s shelf registration statement on Form S-3ASR (File No. 333-192097), previously filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), which information is hereby incorporated herein by reference.

A legal opinion relating to the validity of the Series C Preferred Stock and the Series C Depositary Shares (as defined below) is attached hereto as Exhibit 5.1.

Item 8.01	Other Events.

Underwriting Agreement

On September 9, 2014, the Company entered into an Underwriting Agreement with Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issue and sale of an aggregate of 3,200,000 depositary shares (the “Series C Depositary Shares”), each representing a 1/40th ownership interest in a share of its Series C Preferred Stock (equivalent to a liquidation preference of $25 per Series C Depositary Share), to the Underwriters. Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional 480,000 Series C Depositary Shares (together with the 3,200,000 Series C Depositary Shares, the “Shares”) solely to cover over-allotments, if any. The securities have been registered under the Act, pursuant to the Company’s shelf registration statement on Form S-3ASR (File No. 333-192097) previously filed with the SEC under the Act.

Certain of the Underwriters and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates, for which they received or will receive customary fees and expense reimbursement. The Underwriters and their affiliates may provide similar services in the future. Affiliates of certain of the Underwriters are lenders under the Company’s syndicated revolving credit facility.

Deposit Agreement

The Deposit Agreement, dated as of September 16, 2014 (the “Deposit Agreement”), by and among the Company, American Stock Transfer & Trust Company, LLC, as depositary, and the holders from time to time of the depositary receipts described therein, relating to the Shares, is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference. The form of depositary receipt representing the Shares is filed and included as Exhibit A to the Deposit Agreement and is incorporated herein by reference.

Item 9.01	Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 9, 2014, by and among AmTrust Financial Services, Inc. and Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named therein

3.1	Certificate of Designations of 7.625% Non-Cumulative Preferred Stock, Series C

4.1	Deposit Agreement, dated September 16, 2014, among AmTrust Financial Services, Inc., American Stock Transfer & Trust Company, LLC and the holders from time to time of the depositary receipts described therein

4.2	Form of depositary receipt (included as Exhibit A to Exhibit 4.1)

4.3	Form of stock certificate evidencing 7.625% Non-Cumulative Preferred Stock, Series C

5.1	Opinion of Sidley Austin LLP

12.1	Computation of Earnings to Fixed Charges and Preferred Stock Dividends

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date September 16, 2014

/s/ Stephen Ungar
Stephen Ungar
Senior Vice President, General Counsel and Secretary